Exhibit 4.1

SUBSCRIPTION AGREEMENT

CBD Life Sciences, Inc.

NOTICE TO INVESTORS

The securities of CBD Life Sciences, Inc., a Nevada corporation (the “Company”), to which this Subscription Agreement relates, represent an investment that involves a high degree of risk, suitable only for persons who can bear the economic risk for an indefinite period of time and who can afford to lose their entire investments. Investors should further understand that this investment is illiquid and is expected to continue to be illiquid for an indefinite period of time. No public market exists for the securities to which this Subscription Agreement relates.

The securities offered hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or blue sky laws and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and state securities or blue sky laws. Although an Offering Statement has been filed with the Securities and Exchange Commission (the “SEC”), that Offering Statement does not include the same information that would be included in a Registration Statement under the Securities Act. The securities offered hereby have not been approved or disapproved by the SEC, any state securities commission or other regulatory authority, nor have any of the foregoing authorities passed upon the merits of the offering to which this Subscription Agreement relates or the adequacy or accuracy of this Subscription Agreement or any other materials or information made available to prospective investors in connection with the offering to which this Subscription Agreement. Any representation to the contrary is unlawful.

The securities offered hereby cannot be sold or otherwise transferred, except in compliance with the Securities Act. In addition, the securities offered hereby cannot be sold or otherwise transferred, except in compliance with applicable state securities or “blue sky” laws. Investors who are not “accredited investors” (as that term is defined in Section 501 of Regulation D promulgated under the Securities Act) are subject to limitations on the amount they may invest, as described in Section 4(g) of this Subscription Agreement.

To determine the availability of exemptions from the registration requirements of the Securities Act as such may relate to the offering to which this Subscription Agreement relates, the Company is relying on each investor’s representations and warranties included in this Subscription Agreement and the other information provided by each investor in connection herewith.

Prospective investors may not treat the contents of this Subscription Agreement, the Offering Circular or any of the other materials provided by the Company (collectively, the “Offering Materials”), or any prior or subsequent communications from the Company or any of its officers, employees or agents (including “Testing the Waters” materials), as investment, legal or tax advice. In making an investment decision, investors must rely on their own examinations of the Company and the terms of the offering to which this Subscription Agreement relates, including the merits and the risks involved. Each prospective investor should consult such investor’s own counsel, accountants and other professional advisors as to investment, legal, tax and other related matters concerning such investor’s proposed investment in the Company.

The Offering Materials may contain forward-looking statements and information relating to, among other things, the Company, its business plan, its operating strategy and its industries. These forward-looking statements are based on the beliefs of, assumptions made by, and information currently available to, the Company’s management. When used in the Offering Materials, the words “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements, which constitute forward looking statements. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those contained in the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company does not undertake any obligation to revise or update these forward-looking statements to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.

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SUBSCRIPTION AGREEMENT

This subscription agreement (the “Subscription Agreement” or the “Agreement”) is entered into by and between CBD Life Sciences, Inc., a Nevada corporation (the Company), and the undersigned investor (“Investor”), as of the date set forth on the signature page hereto. Any term used but not defined herein shall have the meaning set forth in the Offering Circular (defined below).

RECITALS

WHEREAS, the Company is offering for sale a maximum of 8,500,000,000 shares of its common stock (the “Offered Shares”), pursuant to Tier 1 of Regulation A promulgated under the Securities Act (the “Offering”) at a fixed price of $_0.0001-0.0006 per share (the “Share Purchase Price”), on a best-efforts basis.

WHEREAS, Investor desires to acquire that number of Offered Shares (the “Subject Offered Shares”) as set forth on the signature page hereto at the Share Purchase Price.

WHEREAS, the Offering will terminate at the earlier of: (a) the date on which all of the securities offered in the Offering shall have been sold, (b) the date which is one year from the Offering having been qualified by the SEC or (c) the date on which the Offering is earlier terminated by the Company, in its sole discretion (in each case, the “Termination Date”).

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

INVESTOR INFORMATION
Name of Investor			SSN or EIN
Street Address
City		State	Zip Code
Phone	E-mail	State/Nation of Residency
Name and Title of Authorized Representative, if investor is an entity or custodial account
Type of Entity or Custodial Account (IRA, Keogh, corporation, partnership, trust, limited liability company, etc.)
Jurisdiction of Organization		Date of Organization	Account Number
CHECK ONE:	Individual Investor	Custodian Entity	Tenants-in-Common
	Community Property	Corporation	Joint Tenants
	LLC	Partnership	Trust

If the Subject Offered Shares are intended to be held as Community Property, as Tenants-In-Common or as Joint Tenancy, then each party (owner) must execute this Subscription Agreement.

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1.       Subscription.

(a)       Investor hereby irrevocably subscribes for, and agrees to purchase, the Subject Offered Shares set forth on the signature page hereto at the Share Purchase Price, upon the terms and conditions set forth herein. The aggregate purchase price for the Subject Offered Shares subscribed by Investor (the “Purchase Price”) is payable to the Company in the manner provided in Section 2(a).

(b)       Investor understands that the Offered Shares are being offered pursuant to the Offering Statement on Form 1-A, including the Offering Circular dated March 5, 2025, that forms a part thereof, and its exhibits (collectively, the “Offering Circular”), as filed with the SEC. By subscribing for the Subject Offered Shares, Investor acknowledges that Investor has received and reviewed a copy of the Offering Circular and any other information required by Investor to make an investment decision with respect to the Subject Offered Shares.

(c)       This Subscription Agreement may be accepted or rejected in whole or in part, for any reason or for no reason, at any time prior to the Termination Date, by the Company in its sole and absolute discretion. The Company will notify Investor whether this Subscription Agreement is accepted or rejected. If rejected, Investor’s payment shall be returned to Investor without interest and all of Investor’s obligations hereunder shall terminate, except for Section 5 hereof, which shall remain in force and effect.

(d)       The terms of this Subscription Agreement shall be binding upon Investor and Investor’s permitted transferees, heirs, successors and assigns (collectively, the “Transferees”); provided, however, that for any such transfer to be deemed effective, the proposed Transferee shall have executed and delivered to the Company, in advance, an instrument in form acceptable to the Company in its sole discretion, pursuant to which the proposed Transferee shall acknowledge and agree to be bound by the representations and warranties of Investor and the terms of this Subscription Agreement. No transfer of this Agreement may be made without the consent of the Company, which consent may be withheld by the Company in its sole and absolute discretion.

2.       Payment and Purchase Procedure. The Purchase Price shall be paid simultaneously with Investor’s delivery of this Subscription Agreement. Investor shall deliver payment of the Purchase Price of the Subject Offered Shares in the manner set forth in Section 8 hereof. Investor acknowledges that, in order to subscribe for Offered Shares, Investor must comply fully with the purchase procedure requirements set forth in Section 8 hereof.

3.       Representations and Warranties of the Company. The Company represents and warrants to Investor that each of the following is true and complete in all material respects as of the date of this Subscription Agreement:

(a)       the Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Subscription Agreement, the Subject Offered Shares and any other agreements or instruments required hereunder. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business;

(b)       The issuance, sale and delivery of the Subject Offered Shares in accordance with this Subscription Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Subject Offered Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable; and

(c)       the acceptance by the Company of this Subscription Agreement and the consummation of the transactions contemplated hereby are within the Company’s powers and have been duly authorized by all necessary corporate action on the part of the Company. Upon the Company’s acceptance of this Subscription Agreement, this Subscription Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (1) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (2) as limited by general principles of equity that restrict the availability of equitable remedies.

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4.       Representations and Warranties of Investor. Investor represents and warrants to the Company that each of the following is true and complete in all material respects as of the date of this Subscription Agreement:

(a)       Requisite Power and Authority. Investor has all necessary power and authority under all applicable provisions of law to execute and deliver this Subscription Agreement and to carry out the provisions hereof. Upon due delivery hereof, this Subscription Agreement will be a valid and binding obligation of Investor, enforceable in accordance with its terms, except (1) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (2) as limited by general principles of equity that restrict the availability of equitable remedies.

(b)       Company Offering Circular; Company Information. Investor acknowledges the public availability of the Offering Circular which can be viewed on the SEC Edgar Database, under CIK number 0001776073, and that Investor has reviewed the Offering Circular. Investor acknowledges that the Offering Circular makes clear the terms and conditions of the Offering and that the risks associated therewith are described. Investor has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Investor has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of the Offering. Investor acknowledges that, except as set forth herein, no representations or warranties have been made to Investor, or to any advisor or representative of Investor, by the Company with respect to the business or prospects of the Company or its financial condition.

(c)       Investment Experience; Investor Suitability. Investor has sufficient experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Offered Shares, and to make an informed decision relating thereto. Alternatively, Investor has utilized the services of a purchaser representative and, together, they have sufficient experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Offered Shares, and to make an informed decision relating thereto. Investor has evaluated the risks of an investment in the Offered Shares, including those described in the section of the Offering Circular entitled “Risk Factors”, and has determined that such an investment is suitable for Investor. Investor has adequate financial resources for an investment of this character. Investor is capable of bearing a complete loss of Investor’s investment in the Offered Shares.

(d)       No Registration. Investor understands that the Offered Shares are not being registered under the Securities Act, on the ground that the issuance thereof is exempt under Regulation A promulgated under the Securities Act, and that reliance on such exemption is predicated, in part, on the truth and accuracy of Investor’s representations and warranties, and those of the other purchasers of the Offered Shares in the Offering.

Investor further understands that the Offered Shares are not being registered under the securities laws of any state, on the basis that the issuance thereof is exempt as an offer and sale not involving a registrable public offering in such state.

Investor covenants not to sell, transfer or otherwise dispose of any Offered Shares, unless such Offered Shares have been registered under the Securities Act and under applicable state securities laws, or exemptions from such registration requirements are available.

(e)       Illiquidity and Continued Economic Risk. Investor acknowledges and agrees that there is a limited public market for the Offered Shares and that there is no guarantee that a market for their resale will continue to exist. Investor must, therefore, bear the economic risk of the investment in the Subject Offered Shares indefinitely and Investor acknowledges that Investor is able to bear the economic risk of losing Investor’s entire investment in the Subject Offered Shares.

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(f)       Investor Status. Investor represents that either:

(1)       Investor has a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings; or

(2)       Investor has a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

Investor represents that, to the extent Investor has any questions with respect to Investor’s satisfying the standards set forth in subparagraphs (1) and (2), Investor has sought professional advice.

(g)       Investor Information. Within five (5) days after receipt of a request from the Company, Investor hereby agrees to provide such information with respect to Investor’s status as a Company shareholder and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is, or may become, subject, including, without limitation, the need to determine the accredited investor status of the Company’s shareholders. Investor further agrees that, in the event Investor transfers any Offered Shares, Investor will require the transferee of any such Offered Shares to agree to provide such information to the Company as a condition of such transfer.

(h)       Valuation; Arbitrary Determination of Share Purchase Price by the Company. Investor acknowledges that the Share Purchase Price of the Offered Shares in the Offering was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. Investor further acknowledges that future offerings of securities of the Company may be made at lower valuations, with the result that Investor’s investment will bear a lower valuation.

(i)       Domicile. Investor maintains Investor’s domicile (and is not a transient or temporary resident) at the address provided herein.

(j)       Foreign Investors. If Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Investor hereby represents that Investor is in full compliance with the laws of Investor’s jurisdiction in connection with any invitation to subscribe for the Offered Shares or any use of this Subscription Agreement, including, without limitation, (1) the legal requirements within Investor’s jurisdiction for the purchase of the Subject Offered Shares, (2) any foreign exchange restrictions applicable to such purchase, (3) any governmental or other consents that may need to be obtained, and (4) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Subject Offered Shares. Investor’s subscription and payment for and continued beneficial ownership of the Subject Offered Shares will not violate any applicable securities or other laws of Investor’s jurisdiction.

(k)       Fiduciary Capacity. If Investor is purchasing the Subject Offered Shares in a fiduciary capacity for another person or entity, including, without limitation, a corporation, partnership, trust or any other juridical entity, Investor has been duly authorized and empowered to execute this Subscription Agreement and all other related documents. Upon request of the Company, Investor will provide true, complete and current copies of all relevant documents creating Investor, authorizing Investor’s investment in the Company and/or evidencing the satisfaction of the foregoing.

5.       Indemnity. The representations, warranties and covenants made by Investor herein shall survive the consummation of this Subscription Agreement. Investor agrees to indemnify and hold harmless the Company and its officers, directors and agents, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by Investor to comply with any covenant or agreement made by Investor herein or in any other document furnished by Investor to any of the foregoing in connection with the transaction contemplated hereby.

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6.       Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, applicable to agreements made in and wholly to be performed in that jurisdiction with regards to the choice of law rules of such state, except for matters arising under the Securities Act or the Securities Exchange Act of 1934, which matters shall be construed and interpreted in accordance with such laws.

7.       Notices. Notice, requests, demands and other communications relating to this Subscription Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) e-mailed on the date of such delivery to the address of the respective parties as follows, if to the Company, to CBD Life Sciences, Inc., 10953 N. Frank Lloyd Boulevard, Suite 108, Scottsdale, Arizona 85259, Attention: Lisa Nelson, Chief Executive Officer. If to Investor, at Investor’s address supplied in connection herewith, or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice. Any notices, requests, demands or other communications by email shall be confirmed by letter given in accordance with (a) or (b) above.

8.       Purchase Procedure. Investor acknowledges that, in order to subscribe for the Subject Offered Shares, Investor must, and Investor does hereby, deliver (in a manner described below) to the Company:

(a)       a single executed counterpart of the Subscription Agreement, which shall be delivered to the Company either by (1) physical delivery to: CBD Life Sciences, Inc., Attention: Lisa Nelson, Chief Executive Officer, 10855 N. Frank Lloyd Boulevard, Suite 108, Scottsdale, Arizona 85259; (2) e-mail to: lisalbcbioscience@gmail.com; and

(b)       payment of the Purchase Price, which shall be delivered in the manner set forth in Annex I attached hereto and made a part hereof.

9.       Miscellaneous. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require. Other than as set forth herein, this Subscription Agreement is not transferable or assignable by Investor. The representations, warranties and agreements contained herein shall be deemed to be made by, and be binding upon, Investor and Investor’s heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns. None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Investor. In the event any part of this Subscription Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never in this Subscription Agreement. This Subscription Agreement supersedes all prior discussions and agreements between the Company and Investor, if any, with respect to the subject matter hereof and contains the sole and entire agreement between the Company and Investor with respect to the subject matter hereof. The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person. The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. In the event that either party hereto shall commence any suit, action or other proceeding to interpret this Subscription Agreement, or determine to enforce any right or obligation created hereby, then such party, if it prevails in such action, shall recover its reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorneys’ fees and expenses and costs of appeal, if any. All notices and communications to be given or otherwise made to Investor shall be deemed to be sufficient if sent by e-mail to such address provided by Investor herein. Unless otherwise specified in this Subscription Agreement, Investor shall send all notices or other communications required to be given hereunder to the Company via e-mail at lisalbcbioscience@gmail.com. Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the e-mail has been sent (assuming that there is no error in delivery). As used in this Section 9, the term “business day” shall mean any day other than a day on which banking institutions in the State of Nevada are legally closed for business. This Subscription Agreement may be executed in one or more counterparts. No failure or delay by any party in exercising any right, power or privilege under this Subscription Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

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10.       Consent to Electronic Delivery of Notices, Disclosures and Forms. Investor understands that, to the fullest extent permitted by law, any notices, disclosures, forms, privacy statements, reports or other communications (collectively, “Communications”) regarding the Company, Investor’s investment in the Company and the Subject Offered Shares (including annual and other updates and tax documents) may be delivered by electronic means, such as by e-mail. Investor hereby consents to electronic delivery as described in the preceding sentence. In so consenting, Investor acknowledges that e-mail messages are not secure and may contain computer viruses or other defects, may not be accurately replicated on other systems or may be intercepted, deleted or interfered with, with or without the knowledge of the sender or the intended recipient. Investor also acknowledges that an e-mail from the Company may be accessed by recipients other than Investor and may be interfered with, may contain computer viruses or other defects and may not be successfully replicated on other systems. Neither the Company, nor any of its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (collectively, the “Company Parties”), gives any warranties in relation to these matters. Investor further understands and agrees to each of the following: (a) other than with respect to tax documents in the case of an election to receive paper versions, none of the Company Parties will be under any obligation to provide Investor with paper versions of any Communications; (b) electronic Communications may be provided to Investor via e-mail or a website of a Company Party upon written notice of such website’s internet address to such Investor. In order to view and retain the Communications, Investor’s computer hardware and software must, at a minimum, be capable of accessing the Internet, with connectivity to an internet service provider or any other capable communications medium, and with software capable of viewing and printing a portable document format (“PDF”) file created by Adobe Acrobat. Further, Investor must have a personal e-mail address capable of sending and receiving e-mail messages to and from the Company Parties. To print the documents, Investor will need access to a printer compatible with his or her hardware and the required software; (c) if these software or hardware requirements change in the future, a Company Party will notify the Investor through written notification. To facilitate these services, Investor must provide the Company with his or her current e-mail address and update that information as necessary. Unless otherwise required by law, Investor will be deemed to have received any electronic Communications that are sent to the most current e-mail address that the Investor has provided to the Company in writing; (d) none of the Company Parties will assume liability for non-receipt of notification of the availability of electronic Communications in the event Investor’s e-mail address on file is invalid; Investor’s e-mail or Internet service provider filters the notification as “spam” or “junk mail”; there is a malfunction in Investor’s computer, browser, internet service or software; or for other reasons beyond the control of the Company Parties; and (e) solely with respect to the provision of tax documents by a Company Party, Investor agrees to each of the following: (1) if Investor does not consent to receive tax documents electronically, a paper copy will be provided, and (2) Investor’s consent to receive tax documents electronically continues for every tax year of the Company until Investor withdraws its consent by notifying the Company in writing.

Investor certifies that Investor has read this entire Subscription Agreement and that every statement made by Investor herein is true and complete.

The Company may not be offering the Offered Shares in every state. The Offering Materials do not constitute an offer or solicitation in any state or jurisdiction in which the Offered Shares are not being offered. The information presented in the Offering Materials was prepared by the Company solely for the use by prospective investors in connection with the Offering. Nothing contained in the Offering Materials is or should be relied upon as a promise or representation as to the future performance of the Company.

The Company reserves the right, in its sole discretion and for any reason whatsoever, to modify, amend and/or withdraw all or a portion of the Offering and/or accept or reject, in whole or in part, for any reason or for no reason, any prospective investment in the Offered Shares. Except as otherwise indicated, the Offering Materials speak as of their date. Neither the delivery nor the purchase of the Offered Shares shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since that date.

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IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on the date set forth below.

Dated: _______________________.

INDIVIDUAL INVESTOR

(Signature)	(Subscription Amount)

(Printed Name)	(Number of Offered Shares Subscribed)
CORPORATION/LLC/TRUST INVESTOR

(Name of Corporation/LLC/Trust)	(Subscription Amount)

(Signature)
(Number of Offered Shares Subscribed)
(Printed Name)

(Title)
PARTNERSHIP INVESTOR
$
(Name of Partnership)	(Subscription Amount)

(Signature)
(Number of Offered Shares Subscribed)
(Printed Name)

(Title)
COMPANY ACCEPTANCE

The foregoing subscription for _____________________ Offered Shares, a Subscription Amount of

$_____________________ is hereby accepted on behalf of CBD Life Sciences, Inc., a Nevada corporation,

this _____ day of ________, 202__.

CBD LIFE SCIENCES, INC.

By: _______________________

Lisa Nelson

CEO

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